Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276609 on Form S-8 of our report dated February 24, 2025, relating to the financial statements of Joint Stock Company Kaspi.kz appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte LLP

Almaty, Kazakhstan

10 March, 2025